As filed with the Securities and Exchange Commission on
          October 6, 1995
                                                Registration No. 33-
          =================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            ______________________________

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            _____________________________

                           UNITED STATES FILTER CORPORATION
                (Exact name of registrant as specified in its charter)

            DELAWARE                     3589                   33-0266015
        (State or other           (Primary Standard          (I.R.S. Employer
          jurisdiction                Industrial            Identification No.)
      of incorporation or        Classification Code
         organization)                 Number)

                         73-710 FRED WARING DRIVE, SUITE 222
                            PALM DESERT, CALIFORNIA 92260
                                    (619) 340-0098
            (Address, including zip code, and telephone number, including area code, of
                      registrant's principal executive offices)

                            ______________________________

                                  DAMIAN C. GEORGINO
                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           UNITED STATES FILTER CORPORATION
                         73-710 FRED WARING DRIVE, SUITE 222
                            PALM DESERT, CALIFORNIA 92260
                                    (619) 340-0098
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                            ______________________________

                                       Copy to:

                                  JANICE C. HARTMAN
                              KIRKPATRICK & LOCKHART LLP
                                 1500 OLIVER BUILDING
                            PITTSBURGH, PENNSYLVANIA 15222
                                    (412) 355-6500

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
          From time to time after this registration statement becomes effective.
               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/


                            ______________________________

                           CALCULATION OF REGISTRATION FEE

            Title of each               Proposed   Proposed
               class of                  maximum    maximum
              securities     Amount to  offering   aggregate   Amount of
                to be           be      price per  offering   registration
              registered    registered  share (1)  price (1)      fee

           Common stock,
           par value
           $.01 per share     150,000   $23.3125   $3,496,875  $1,206
                              shares


          (1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on October 4, 1995 as reported on the New York Stock Exchange Composite Tape.

                            ______________________________

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
          =================================================================

                   SUBJECT TO COMPLETION, DATED OCTOBER 6, 1995

                                    150,000 SHARES

                           UNITED STATES FILTER CORPORATION

                                     COMMON STOCK
                              (par value $.01 per share)

                                _____________________

               This Prospectus provides for the offering of up to an aggregate of 150,000 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States
          Filter Corporation (the "Company").  The Shares were acquired by
          The First American Financial Corporation (the "Selling Stockholder"), as the qualified intermediary (pursuant to a transaction under Section 1031 of the Internal Revenue Code of 1986, as amended) for Cheryl Davis Helm, Trustee of the Cheryl Davis Helm Trust established October 7, 1987, as amended, in exchange for conveyance of title to an office building located in Palm Desert, California to be used as the Company's corporate headquarters, pursuant to the terms of a Real Estate Purchase Agreement dated as of September 19, 1995 (the "Purchase Agreement").

               The Shares may be offered or sold by or for the account of the Selling Stockholder from time to time or at one time, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers, dealers, underwriters or agents who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholder and any brokers, dealers, underwriters or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such broker, dealer, underwriter or agent may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds", "Selling Stockholder" and "Plan of Distribution".




          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SEEL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "USF". The last reported sale price of the Common Stock on the NYSE on October 5, 1995 was $23-1/8 per share.

                                _____________________

               SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN
          CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                                _____________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS.  ANY REPRESENTATION TO  THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                                _____________________

            The date of this Prospectus is _____________________, 1995.

                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

               The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Commission (File No. 1-10728) pursuant to the Exchange Act are incorporated herein by reference.

               1. The Company's Annual Report on Form 10-K for the year ended March 31, 1995;

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

               3. The Company's Current Reports on Form 8-K dated April 3, 1995 (two such Current Reports), May 3, 1995, May 4, 1995, as amended on Form 8-K/A dated October 6, 1995, June 12, 1995, June 27, 1995, July 13, 1995, August 11,

                    1995, September 7, 1995, September 18, 1995, October 2, 1995 and October 5, 1995; and

               4. Description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

               All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the General Counsel of the Company at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260 (telephone (619) 340-0098).

                                     THE COMPANY

               The Company is a leading global provider of industrial and commercial water treatment systems and services, with an installed base of more than 90,000 systems in the United States, Europe, Latin America and the Far East. The Company offers a single-source solution to its industrial, commercial and municipal customers through what the Company believes to be the industry's broadest range of cost-effective water treatment systems, services and proven technologies. The Company capitalizes on its substantial installed base to sell additional systems and utilizes its global network of 124 sales and service facilities, including 12 manufacturing plants, to provide customers with ongoing service and maintenance. In addition, the Company is a leading international provider of service deionization ("SDI") and outsourced water services, including operation of water purification and wastewater treatment systems at customer sites.

               The Company's principal executive offices are located at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260, and its telephone number is (619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                     RISK FACTORS

               Prospective investors should carefully consider the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the Shares offered hereby.

          Acquisition Strategy

               In pursuit of its strategic objective of becoming the leading global single-source provider of water treatment systems and services the Company has, since 1991, acquired and successfully integrated more than 18 United States based and international businesses with strong market positions and substantial water treatment expertise. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

               The Company has made and expects it will continue to make acquisitions and to obtain contracts in Europe, Latin America, the Far East and other areas outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations and social, political and economic instability.

          RELIANCE ON KEY PERSONAL

               The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, its Chairman, Chief Executive Officer and President. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.

          PROFITABILITY OF FIXED PRICE CONTRACTS

               A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

          CYCLICALITY OF CAPITAL EQUIPMENT SALES

               The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. The Company's revenues from capital equipment sales were approximately 60% of total revenues for the fiscal year ended March 31, 1995 and 48% for the three months ended June 30, 1995. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

          POTENTIAL ENVIRONMENTAL RISKS

               The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on the Company. In particular, the Company's activities as owner and operator of a hazardous waste treatment and recovery facility are subject to stringent laws and regulations and compliance reviews. Failure of this facility to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In addition, to some extent, the liabilities and risks imposed by such environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.

          COMPETITION

               The water purification and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, service, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors that are larger and have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.

          TECHNOLOGICAL AND REGULATORY CHANGE

               The water purification and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's purification and treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

                                   USE OF PROCEEDS

               The Selling Stockholder will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.

                                 SELLING STOCKHOLDER

               The 150,000 Shares which may be offered pursuant to this Prospectus will be offered by or for the account of the Selling Stockholder, which acquired the Shares on ______________, 1995 (the "Closing Date") pursuant to the Purchase Agreement in exchange for conveyance of title to an office building located in Palm Desert, California to be used as the Company's corporate headquarters. The Shares constitute all of the shares of Common Stock beneficially owned by the Selling Stockholder and represented less than 1% of the shares of Common Stock outstanding on October 3, 1995.

                                 PLAN OF DISTRIBUTION

               The Selling Stockholder has informed the Company that it wishes to sell the Shares on an immediate basis, and the Company and the Selling Stockholder have agreed that the Company will arrange with one or more securities dealers for an orderly disposition of the Shares within 20 days of the Closing Date. However, there is no assurance that the Selling Stockholder will sell any or all of the Shares.

               The Company and the Selling Stockholder have entered into a Share Disposition Agreement dated September 19, 1995 (the "Share Disposition Agreement"). Under the Share Disposition Agreement, the Company has guaranteed, subject to certain conditions hereinafter described (the "Guarantee"), that the aggregate gross proceeds (prior to deduction for brokers' commissions and fees) from the sale of all of the Shares in bona fide third party transactions during the six-month period following the Closing Date will not be less than US$3.25 million (the "Guaranteed Value"). The Guarantee is secured by a letter of credit in favor of the Selling Stockholder in the amount of US$1 million. In the event that the closing price per share of the Common Stock for 10 consecutive trading days during the aforesaid six-month period is more than 10% above the closing price per share on the Closing Date, and the Selling Stockholder has elected not to sell some or any of the Shares at such time, the Guarantee will automatically terminate.

               The Share Disposition Agreement further provides that the Guarantee will be effective as to Shares sold on the NYSE only when sold as part of the execution of a sell order covering not less than 50,000 Shares and in amounts on any given day not greater than 25% of the average daily trading volume for the Common Stock during the four calendar weeks immediately prior to the sale ("Volume Limit"). In addition, as to Shares sold on the NYSE through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the Volume Limit will be adjusted for any stock split, stock dividend, combination or similar recapitalization, and may be increased on any day when, in DLJ's judgment, additional

          Shares may be sold without disrupting the market for the Common
          Stock.

               In the event that the Selling Stockholder wishes to sell Shares other than on the NYSE at less than the Guaranteed Value, the Guarantee will be effective only if the Selling Stockholder complies with certain procedures set forth in the Share Disposition Agreement, which require the giving of notice to the Company and the sale of the identified Shares to a substitute purchaser (which may be the Company) at a price higher than that specified in such notice.

               The Guarantee is not applicable to sales of Shares to any affiliate of the Selling Stockholder, any disposition of Shares for consideration other than cash or a promissory note or to any transaction in violation of the Securities Act (unless such violation is the result of actions by the Company).

               Shares offered hereby may be sold from time to time by or for the account of the Selling Stockholder directly to purchasers in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods.
          Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders and/or the purchasers of Shares. The proceeds to the Selling Stockholder from any sale of Shares will be net of any such compensation, except as described below, and of any expenses to be borne by the Selling Stockholder. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder or otherwise. The Company may agree to indemnify any such brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities Act.

               The Selling Stockholder and any brokers, dealers, underwriters or agents that participate with the Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               The Company has informed the Selling Stockholder that the provisions of Rules 10b-6 and 10b-7 under the Exchange Act may apply to its sales of Shares and has furnished the Selling Stockholder with a copy of these rules. The Company also has advised the Selling Stockholder of the requirement for delivery of a prospectus in connection with any sale of the Shares.

               The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with states securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Stockholder. The Company has agreed to reimburse the Selling Stockholder for the first $0.05 per Share of any underwriting discounts or selling fees or commissions, for any such amounts exceeding $0.10 per Share and in any event for all such amounts after the Selling Stockholder has incurred discounts or paid fees or commissions of $7,500 in the aggregate.

                               VALIDITY OF COMMON STOCK

               The validity of the Shares will be passed upon for the Company by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 100 shares of the Company's Common Stock and options granted under the Company's 1991 Employee Stock Option Plan to purchase an aggregate of 10,000 shares of Common Stock.

                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1994 and 1995 and for each of the three years in the period ended March

          31, 1995 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Arrowhead Industrial Water, Inc. as of December 31, 1993 and 1994 and for each of the two years in the period ended December 31, 1994 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Continental H2O Services, Inc. and Evansville Water Corporation d/b/a Interlake Water Systems as of December 31, 1994 and for the year then ended have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Polymetrics, Inc. and subsidiaries as of December 31, 1994 and for the year then ended have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

          ===================================   ===========================

               No person has been authorized
          to give any information or to make
          any representations other than
          those contained in this Prospectus,
          and, if given or made, such
          information or representations must
          not be relied upon as having been           150,000 SHARES
          authorized.  This Prospectus does
          not constitute an offer to sell or
          the solicitation of an offer to buy      UNITED STATES FILTER
          any securities other than the                 CORPORATION
          securities to which it relates or
          an offer to sell or the
          solicitation of an offer to buy              Common Stock
          such securities in any
          circumstances in which such offer
          or solicitation is unlawful.
          Neither the delivery of this
          Prospectus nor any sale made
          hereunder shall, under any
          circumstances, create any
          implication that there has been no
          change in the affairs of the
          Company since the date hereof or
          that the information contained
                                                     ________________
          herein is correct as of any time
          subsequent to its date.
                                                        PROSPECTUS

                     _____________
                                                     ________________

                   TABLE OF CONTENTS

                                          Page
                                          ____

          Available Information . . . . . .  2
          Incorporation of Certain Documents
            by Reference  . . . . . . . .    2
          The Company . . . . . . . . . . .  3
          Risk Factors  . . . . . . . . . .  3
          Use of Proceeds . . . . . . . . .  4       ___________, 1995
          Selling Stockholder . . . . . . .  5
          Plan of Distribution  . . . . . .  5
          Validity of Common Stock  . . . .  6
          Independent Certified Public
            Accountants . . . . . . . . . .  6


          ===================================   ===========================

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

	  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	       The estimated expenses to be paid by the Company in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, which will be borne in part by the Selling Stockholder as set forth in the Prospectus included in this Registration Statement, are as follows:

	  Securities and Exchange Commission Filing Fee		$ 1,206
	  *Accounting Fees and Expenses				  2,000
	  *Legal Fees and Expenses				  5,000
	  *Printing Expenses					    500
	  *Miscellaneous Expenses				  1,294
								-------
	  						       $ 10,000
	  -----------
	  *Estimated

          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Company.

               Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

               If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

               Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

               The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

          ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

               (a) Exhibits. The following exhibits are filed as part of this registration statement:

          Exhibit
           Number                              Description

            5.01 Opinion of Damian C. Georgino as to the legality of the securities being registered
           23.01    Consent of Damian C. Georgino (included in Exhibit 5.01)
           23.02    Consents of KPMG Peat Marwick LLP
           24.01 Powers of Attorney (included on signature page of this registration statement)
           99.01 Share Disposition Agreement dated as of September 19, 1995 between the registrant and Cheryl Davis Helm, Trustee of The Cheryl Davis Helm Trust

          ITEM 17.  UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the
                         registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on October 6, 1995.

                                        UNITED STATES FILTER CORPORATION


                                        By:   /s/ Richard J. Heckmann
                                              _________________________

                                              Richard J. Heckmann
                                              Chairman of the Board, President
                                                 and Chief Executive Officer

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                 Capacity             Date
                  _________                 ________             ____

                                      Chairman of the      October 6, 1995
          /s/Richard J. Heckmann      Board, President
          _________________________   and Chief Executive
          Richard J. Heckmann         Officer (Principal
                                      Executive Officer)
                                      and a Director


          /s/Kevin L. Spence          Vice President and   October 6, 1995
          _________________________   Chief Financial
          Kevin L. Spence             Officer (Principal
                                      Financial and
                                      Accounting Officer)

                                                           October 6, 1995
          /s/Michael J. Reardon       Executive Vice
          _________________________   President and a
          Michael J. Reardon          Director

                                      Senior Vice          October 6, 1995
          /s/Tim L. Traff             President and a
          _________________________   Director
          Tim L. Traff


          /s/James R. Bullock         Director             October 6, 1995
          _________________________
          James R. Bullock


          /s/James E. Clark           Director             October 6, 1995
          _________________________
          James E. Clark



          /s/John L. Diederich        Director             October 6, 1995
          _________________________
          John L. Diederich


          /s/J. Atwood Ives           Director             October 6, 1995
          _________________________
          J. Atwood Ives


          /s/Arthur B. Laffer         Director             October 6, 1995
          _________________________
          Arthur B. Laffer


          /s/Alfred E. Osborne        Director             October 6, 1995
          _________________________
          Alfred E. Osborne


          /s/C. Howard Wilkins, Jr.   Director             October 6, 1995
          _________________________
          C. Howard Wilkins, Jr.

                                    EXHIBIT INDEX




            Exhibit                                       Sequential Page
            Number              Description                    Number

             5.01    Opinion of Damian C. Georgino as
                     to the legality of the securities
                     being registered

            23.01    Consent of Damian C. Georgino
                     (included in Exhibit 5.01)

            23.02    Consents of KPMG Peat Marwick LLP

            24.01    Powers of Attorney (included on
                     signature page of this
                     registration statement)

            99.01    Share Disposition Agreement dated
                     as of September 19, 1995 between
                     the registrant and Cheryl Davis
                     Helm, Trustee of The Cheryl Davis
                     Helm Trust